Exhibit 10.3 CENCORA, INC. DEFERRED COMPENSATION PLAN EFFECTIVE JANUARY 1, 2024 ARTICLE 1 DESIGNATION OF PLAN AND DEFINITIONS Section 1.1 Title; Purpose; Background. This Plan shall be known as the “Cencora, Inc. Deferred Compensation Plan”, as may be amended from time to time, and is an amendment and restatement of the AmerisourceBergen Corporation 2001 Deferred Compensation Plan. The purpose of this Plan is to provide specified benefits to a select group of management or highly compensated employees and directors who contribute materially to the continued growth, development and future business success of Cencora, Inc. (formerly known as AmerisourceBergen Corporation), a Delaware corporation, and its subsidiaries (including lower-tier subsidiaries), if any, that participate in this Plan. This Plan shall be unfunded for tax purposes and for purposes of Title I of ERISA. It is intended that this Plan satisfy the requirements of an unfunded top hat deferred compensation plan as described in Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA (defined below). Effective November 1, 2002, the Board of Directors of the Company amended and restated this Plan to (1) transfer into this Plan all of the assets, liabilities and obligations under the Bergen Brunswig Corporation 1999 Deferred Compensation Plan, which was terminated and (2) add the availability of contributions by the Company to Participants from time to time. In order to preserve the tax treatment available to deferrals under the Plan prior to January 1, 2005, the Board froze the Plan with respect to such amounts. Therefore, all compensation deferred prior to January 1, 2005, and any amounts earned and vested thereon after January 1, 2005, are and will remain subject to the terms of the Plan in effect on December 31, 2004. All amounts earned and vested on and after January 1, 2005, are subject to the terms of this amended and restated Plan which is intended to achieve compliance with Code Section 409A (as defined below) and the regulations issued thereunder. The Board of Directors further amended and restated this Plan effective as of November 24, 2008, to clarify certain terms under the Plan. Effective as of January 1, 2024, the Company’s Benefit Restoration Plan (as defined below) was merged into this Plan. The Preserved BRP Balances (as defined below) were credited to this Plan as of January 1, 2024, and will be administered under this Plan, consistently with Code Section 409A (as defined below). As of January 1, 2024, the Plan is being amended and restated to: (1) change the name of the Plan, (2) allow for new Company contributions for certain eligible employees, (3) allow for in- service distribution of Participants’ Deferred Compensation Accounts and Deferred Equity Accounts (each as defined below), (4) change the frequency with which installment payments will be made for Participants’ Deferred Compensation Accounts and Deferred Equity Accounts, if elected, (5) reflect the merger of the Benefit Restoration Plan into this Plan, (6) set forth the

2 treatment of Preserved BRP Balances and Preserved Deferred Compensation Balances, (7) include specific provisions relating to Deferred Equity Awards, and (8) make other clarifying and confirming changes. The terms of deferral and distribution elections that were effective prior to the Restatement Effective Date shall continue to apply to the Preserved BRP Balances and the Preserved Deferred Compensation Balances, consistent with Code Section 409A. Unless otherwise stated, the terms of this amended and restated Plan are effective as of January 1, 2024 (the “Restatement Effective Date”). Section 1.2 Definitions. Whenever the following terms are used in the Plan, they shall have the meaning specified below unless the context clearly indicates to the contrary. (a) “Account” or “Accounts” shall mean a bookkeeping account established for a Participant and maintained to reflect earnings or, as applicable, Dividend Equivalents, thereon (positive or negative) under the Plan in accordance with Article 5. A Participant’s Accounts may consist of 1 or more of a Preserved BRP Balance Account, Benefit Restoration Contribution Account, Deferred Compensation Account, Deferred Equity Account, Preserved Deferred Compensation Account, Supplemental Company Contribution Account and Discretionary Company Contribution Account. Accounts shall be maintained solely as bookkeeping entries to evidence unfunded obligations of the Company. (b) “Beneficiary” or “Beneficiaries” shall mean the person or persons properly designated by the Participant, in accordance with Article 7, to receive the benefits provided herein. (c) “Benefit Restoration Contribution Account” shall mean the Account to which shall be credited Benefit Restoration Contributions and any earnings thereon (positive or negative). (d) “Benefit Restoration Contribution” shall mean contributions made to eligible Employee Participants as specified in Article 4. (e) “Benefit Restoration Plan” shall mean the Company’s Benefit Restoration Plan, originally effective as of January 1, 2006, and most recently amended and restated effective December 1, 2013. (f) “Benefits Committee” shall mean the Company’s benefits administration committee appointed to administer the Company’s U.S. benefit plans. (g) “Board of Directors” shall mean the Board of Directors of Cencora, Inc. (h) “Code” shall mean the Internal Revenue Code of 1986, as amended. (i) “Common Stock” shall mean the Common Stock of Cencora, Inc. (j) “Company” shall mean Cencora, Inc. and its direct and indirect subsidiaries. (k) “Compensation” of a Participant for any Plan Year shall mean:

3 (i) In the case of a Director Participant, the annual director retainer and Board committee fees payable by the Company to such Director Participant with respect to the applicable Plan Year, and any Equity Awards granted to a Director Participant during the applicable Plan Year; (ii) In the case of an Employee Participant, with respect to deferral of Compensation, base salary and annual cash incentive awards payable by the Company to the Employee Participant with respect to the applicable Plan Year, Equity Awards, and commissions earned by such Employee Participant for services rendered to the Company in the applicable Plan Year; Equity Awards shall be considered Compensation for the Plan Year in which they are granted, other than Equity Awards that are performance-based compensation as described in Section 3.2(c); (iii) In the case of an Employee Participant, with respect to the Benefit Restoration Contribution, base salary and annual cash incentive awards payable by the Company to the Employee Participant with respect to the applicable Plan Year (the term “Compensation” for this purpose shall not include commissions or Equity Awards); (iv) In the case of an Employee Participant, with respect to the Supplemental Company Contribution, base salary payable by the Company to the Employee Participant with respect to the applicable Plan Year (the term “Compensation” for this purpose shall not include cash incentive awards, commissions or Equity Awards); (v) All such Compensation shall be calculated on a gross basis, before taking into account payroll tax deductions and other deductions, such as deductions for deferrals under this Plan, deferrals to a 401(k) plan, and deductions with respect to welfare benefit plans. (l) “Compensation Committee” shall mean the compensation committee of the Board of Directors. (m) “Deferred Compensation” shall mean that portion of a Participant’s Compensation for any Plan Year or part thereof that has been deferred and withheld by the Company pursuant to Article 3 of the Plan on or after the Restatement Effective Date. (n) “Deferred Compensation Account” shall mean the Account to which shall be credited Deferred Compensation (other than Deferred Equity Awards) and any earnings thereon (positive or negative). (o) “Deferred Equity Awards” shall mean the Equity Awards that a Participant elects to defer under the terms of this Plan. (p) “Deferred Equity Account” shall mean the Account to which shall be credited Deferred Equity Awards and any Dividend Equivalents credited with respect to such Deferred Equity Awards. (q) “Director Participant” shall mean a Participant who is a non-employee director of the Company.

4 (r) “Discretionary Company Contribution Account” shall mean the Account to which shall be credited Discretionary Company Contributions and any earnings thereon (positive or negative). (s) “Discretionary Company Contribution” shall mean for any Plan Year, the discretionary Company contribution amount credited by the Company to a Participant pursuant to Article 4. (t) “Dividend Equivalent” shall mean an amount credited to a subaccount for Deferred Equity Awards with regard to dividends paid on the Company’s Common Stock as set forth in Section 5.6. (u) “Earnings Crediting Options” means the deemed investment options selected by the Participant from time to time pursuant to which deemed earnings are credited to the Participant’s Account (other than Deferred Equity Accounts). (v) “Election Form” shall mean the form prescribed by the Plan Administrator that a Participant completes, signs and returns to the Plan Administrator to make an election to defer Compensation and/or make an election with respect to the time and form of payment of the Participant’s Account under the Plan. (w) “Employee Participant” shall mean a Participant who is a regular employee of the Company and who is a member of a select group of management or highly compensated employees, as membership in such group is determined in accordance with Sections 201(2), 301(a) (3) and 401(a) of ERISA, as determined by the Plan Administrator. (x) “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended. (y) "Equity Awards” shall mean restricted stock units and performance stock units granted under the Equity Compensation Plan. (z) “Equity Compensation Plan” means the Company’s 2022 Omnibus Incentive Plan, as in effect from time to time, or any subsequently adopted equity compensation plan, as applicable. (aa) “Fiscal Year” shall mean the period of October 1 through September 30 each year, which is the Company’s fiscal year. (bb) “Participant” shall mean any Director Participant or Employee Participant (1) who is eligible to participate in the Plan as determined by the Plan Administrator and as set forth herein, and (2) who either submits an Election Form for deferrals or is eligible to receive Benefit Restoration Contributions or Supplemental Company Contributions, as applicable, and (5) whose participation in the Plan has not terminated. (cc) “Plan” shall mean the Cencora, Inc. Deferred Compensation Plan as may be amended from time to time.

5 (dd) “Plan Administrator” means the person, persons or committee designated by the Compensation Committee to serve as the plan administrator. Unless the Compensation Committee determines otherwise, the Company’s Benefits Committee shall serve as the Plan Administrator; provided that the Compensation Committee shall be the Plan Administrator with respect to the determination of eligibility, participation and contribution amounts for persons who are subject to section 16 of the Securities Exchange Act of 1934, as amended. (ee) “Plan Year” shall begin January 1 of each year and continue through December 31. (ff) “Preserved BRP Balance Account” shall mean the Account to which shall be credited the Preserved BRP Balances and any earnings thereon (positive or negative). (gg) “Preserved BRP Balances” shall mean the account balances of employees participating in the Benefit Restoration Plan as of December 31, 2023, plus any Benefit Restoration Plan contributions credited to the Plan in 2024 with respect to the 2023 Plan Year, including any earnings thereon (positive or negative). (hh) “Preserved Deferred Compensation Account” shall mean the Account to which shall be credited the Preserved Deferred Compensation Balances and any earnings thereon (positive or negative). (ii) “Preserved Deferred Compensation Balances” shall mean the account balances of Participants in the Plan as of December 31, 2023, plus any Compensation deferrals credited to the Plan in 2024 with respect to the 2023 Plan Year, including any earnings thereon (positive or negative). (jj) “Restatement Effective Date” shall have the meaning set forth in Section 1.1. (kk) “Separation from Service” shall have the meaning set forth for purposes of Code Section 409A, including Treas. Reg. 1.409A-1(h). (ll) “Scheduled Distribution Date” shall have the meaning set forth in Section 6.5(a). (mm) “Subsequent Election” means an election to change the form and commencement date of payment with respect to all or a portion of a Participant’s Account by filing an election change consistent with the requirements of Code Section 409A and pursuant to Section 6.8 below. (nn) “Supplemental Company Contribution” shall mean contributions made to eligible Employee Participants as specified in Article 4. (oo) “Supplemental Company Contribution Account” shall mean the Account to which shall be credited Supplemental Company Contributions and any earnings thereon (positive or negative).

6 (pp) “Unforeseeable Emergency” means a severe financial hardship to the Participant resulting from an illness or accident of the Participant, the Participant’s spouse, the Beneficiary, or a dependent (as defined in Code Section 152(a)) of the Participant, loss of the Participant’s property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant, as determined under Code Section 409A. ARTICLE 2 PARTICIPATION Section 2.1 Eligibility. (a) All Director Participants are eligible to participate in the Plan. (b) Subject to the requirements of Section 1.2(x), the Compensation Committee shall have authority to determine, in its sole discretion, the class or category of employees who may be Employee Participants. The Compensation Committee may establish different eligibility criteria for Employee Participant deferrals, Benefit Restoration Plan Contributions, Supplemental Company Contributions and Discretionary Company Contributions. If the Compensation Committee changes such class or category in a manner which causes a Participant to fail to continue to be eligible to defer Compensation under the Plan, such change shall not cancel or otherwise adversely affect amounts previously deferred or contributed under the Plan by or on behalf of such Participant, which amounts shall continue to be subject to the terms of the Plan. Section 2.2 Cessation of Participation. Except for the ability to file new Election Forms as set forth in the Plan (which shall depend on continuing qualification as a Participant), a person’s status as a Participant under the Plan shall continue until the earlier of (1) receipt of the full amount of the Participant’s Account or (2) death. Notwithstanding the foregoing, if the Plan Administrator determines in good faith that a Participant no longer qualifies as a member of a select group of management or highly compensated employees, as membership in such group is determined in accordance with Sections 201(2), 301(a) (3) and 401(a) (1) of ERISA, the Plan Administrator shall have the right, in its sole discretion, to (A) terminate the Participant’s participation for future Plan Years and (B) prevent the Participant from making future deferral elections or receiving future Company contributions for so long as such individual is not part of a select group of management or a highly compensation employee as described herein. The Plan Administrator may, in its sole discretion, reinstate the Participant to full Plan participation for future Plan Years at such time as the Participant again becomes a member of the select group described above. ARTICLE 3 DEFERRAL ELECTIONS; PRESERVED DEFERRED COMPENSATION BALANCE Section 3.1 Preserved Deferred Compensation Balances. As of the Restatement Effective Date, each Participant with a Preserved Deferred Compensation Balance shall have a Preserved Deferred Compensation Balance Account. Any deferral elections made with respect to Preserved Deferred Compensation Balances under the terms of the Plan prior to the Restatement Effective Date shall apply to the Preserved Deferred Compensation Balance Account, subject to

7 any Subsequent Election made by the Participant with respect to the Preserved Deferred Compensation Account Balance. Section 3.2 Election to Defer Compensation on or following the Restatement Effective Date. (a) Annual Deferral Elections. Except as otherwise provided below, a Participant may elect to defer Compensation for a Plan Year that begins on or after the Restatement Effective Date by filing an Election Form prior to the beginning of such Plan Year. Subject to minimum and maximum deferral amounts for a Plan Year that may be set from time to time by the Plan Administrator, a Participant may elect to defer any amount of Compensation, and the Election Form shall specify the amount of Compensation to be deferred (including the amount of any Equity Awards) and credited to the Plan. Separate deferral elections may be made with respect to base salary, annual cash incentive compensation, commissions, Director cash compensation, and Equity Awards, as applicable, for a Plan Year, subject to any limitations that may be imposed by the Plan Administrator. A Participant’s deferral of Equity Awards must be made in whole shares. (b) Newly Eligible Participants. A Participant who first becomes eligible to participate in the Plan, as determined by the Plan Administrator, and who meets the requirements of a newly eligible employee under Treas. Reg. Section 1.409A-2(a)(7), may file an Election Form within 30 days after that date that the Participant becomes eligible, which election shall apply to Compensation paid for services to be performed after the date of the election, consistent with Code Section 409A. (c) Performance-Based Compensation. If any Compensation constitutes “performance-based compensation” within the meaning of Treas. Reg. Section 1.409A-1(e), then the Plan Administrator may determine that the deferral election period for such Compensation shall end no later than six months before the end of the performance period for which the Compensation is earned (and in no event later than the date on which the amount of the bonus becomes readily ascertainable). For purposes of this provision, under Code Section 409A, among other requirements, performance-based compensation means the compensation is contingent on the satisfaction of preestablished organizational or individual performance goals for a performance period of at least 12 months. The performance goals must be objective, established in writing within 90 days of the beginning of the performance period, and substantially uncertain to be met at the time the performance goals are set. (d) Equity Award Deferrals. Except as provided under Sections 3.2(b) and (c) above, any election made by a Participant with respect to the deferral of Equity Awards must be filed before the beginning of the Plan Year for which the election is to be effective and during which the services related to the Equity Awards will be performed. Section 3.3 Method of Deferral. A Participant’s Deferred Compensation shall be withheld by the Company in accordance with the election pursuant to Section 3.2. Any Deferred Equity Awards shall be credited to a Deferred Equity Account as of the date such Equity Awards are granted to the Participant.

8 Section 3.4 Annual Election Required. Any election made pursuant to Section 3.2 shall be irrevocable as of the first day of the Plan Year to which the election relates and shall be effective only for the Plan Year for which it was filed. A new Election Form is necessary for each Plan Year in which a Participant wishes to defer Compensation. Section 3.5 Vesting of Deferred Compensation. (a) Except as provided in Section 3.5(b), Deferred Compensation shall be 100% vested when such amounts are contributed to the Plan. (b) A Participant’s Deferred Equity Awards shall vest pursuant to the terms of the Equity Compensation Plan and the award agreements evidencing such Equity Awards. In the event a Participant forfeits any portion of the Participant’s Deferred Equity Awards pursuant to the terms of the Equity Compensation Plan or award agreement, the Participant’s Deferred Equity Award Account shall be reduced by the amount attributable to the forfeited Deferred Equity Awards. ARTICLE 4 COMPANY CONTRIBUTIONS; PRESERVED BRP BALANCES Section 4.1 Preserved BRP Balances. As of the Restatement Effective Date, each Employee Participant with a Preserved BRP Balance as of that date shall have a Preserved BRP Balance Account and such Employee Participants shall be 100% vested in their Preserved BRP Balance Accounts. Section 4.2 Benefit Restoration Contributions. (a) The Plan Administrator shall have the authority to determine which Employee Participants are eligible to receive Benefit Restoration Contributions. In order to be eligible for a Benefit Restoration Contribution an Employee Participant must (1) be designated by the Plan Administrator as eligible for the applicable Plan Year and (2) be employed with the Company on the last day of the applicable Plan Year. (b) An Employee Participant who is eligible to receive Benefit Restoration Contributions shall be credited with a Benefit Restoration Contribution equal to a percentage designated by the Company of the amount, if any, by which such Employee Participant’s Compensation for the Plan Year exceeds the limit under Code Section 401(a)(17) for such Plan Year. The Benefit Restoration Contribution for a Plan Year shall be credited as soon as administratively practicable after the end of such Plan Year. (c) In the case of a newly eligible Employee Participant, Compensation for purposes of the Benefit Restoration Contribution shall include all such Compensation amounts for the Plan Year, including for the portion of the Plan Year preceding the date such Employee Participant first becomes eligible to participate in the Plan. (d) Benefit Restoration Contributions shall be 100% vested when they are made to the Plan.

9 Section 4.3 Supplemental Company Contributions. (a) An Employee Participant who is not eligible to receive Benefit Restoration Contributions may be eligible to receive Supplemental Company Contributions. The Plan Administrator shall have the authority to determine which Employee Participants are eligible to receive Supplemental Company Contributions. In order to be eligible for a Supplemental Company Contribution an Employee Participant must (1) be designated by the Plan Administrator as eligible for the applicable Plan Year and (2) be employed with the Company on the last day of the applicable Plan Year. (b) An Employee Participant who is eligible to receive Supplemental Company Contributions shall be credited with a Supplemental Company Contribution equal to a percentage designated by the Company of the amount, if any, by which such Employee Participant’s Compensation for the Plan Year exceeds the limit under Code Section 401(a)(17) for such Plan Year. The Supplemental Company Contribution for a Plan Year shall be credited as soon as administratively practicable after the end of such Plan Year. (c) In the case of a newly eligible Employee Participant, Compensation for purposes of the Supplemental Company Contribution shall include all such Compensation amounts for the Plan Year, including for the portion of the Plan Year preceding the date such Employee Participant first becomes eligible to participate in the Plan. (d) Supplemental Company Contributions shall be 100% vested when they are made to the Plan. Section 4.4 Discretionary Company Contributions. From time to time as determined by and subject to such terms and conditions established by the Company, in its sole discretion, the Company may credit discretionary amounts to a Participant. The method of payment of any such amounts and the time such payment is to commence, including the ability of the Participant to make an election as to the timing and form of payment, shall be determined by the Company at the time of any such contribution, consistent with Code Section 409A. ARTICLE 5 EARNINGS Section 5.1 General. A Participant’s Accounts (other than the Deferred Equity Account credited with notional shares) shall be credited with earnings in accordance with the Earnings Crediting Options elected by the Participant from time to time. Section 5.2 Investment Options. The deemed rate of return, positive or negative, credited under each Earnings Crediting Option is based upon the actual investment performance of investment funds as the Company may designate from time to time, and shall equal the total return of such investment funds net of any asset-based charges, fees and expenses. The Company reserves the right, on a prospective basis, to add or delete Earnings Crediting Options. Section 5.3 Earnings Crediting Options for Accounts Other than the Deferred Equity Account Credited with Notional Shares. Notwithstanding that the rates of return credited to Participants’ Accounts under the Earnings Crediting Options may be based upon the actual

10 performance of investment options as specified in Section 5.2, the Company shall not be obligated to invest any Compensation deferred by Participants under this Plan, any Company contributions, or any other amounts in any investment funds. In no event shall Participants have any rights with respect to investment funds or any specific assets of the Company. Section 5.4 Changes in Earnings Crediting Options for Accounts Other than the Deferred Equity Account Credited with Notional Shares. A Participant may change the Earnings Crediting Options to which the Participant’s Accounts (other than the Deferred Equity Account credited with notional shares) are deemed to be allocated on prospective basis, subject to such rules as may be determined by the Plan Administrator, and as determined from time to time consistent with legal restrictions. Each such change may include (1) reallocation of the Participant’s existing Accounts and/or (2) change in investment allocation of amounts to be credited to the Participant’s Accounts in the future, as the Participant may elect. The effect of a Participant’s change in Earnings Crediting Options shall be reflected in the Participant’s Account as soon as reasonably practicable following the Plan Administrator’s receipt of notice of such change, as determined by the Plan Administrator in its sole discretion. Section 5.5 Valuation of Accounts. The value of a Participant’s Accounts as of any date shall equal the amounts theretofore credited to the Participant’s Accounts, including any earnings (positive or negative) deemed to be earned in accordance with this Article 5, if applicable, and any Dividend Equivalents, if applicable, through the day preceding such date, less the amounts theretofore deducted from such Account. Section 5.6 Deferred Equity Accounts. The Plan Administrator shall cause a Deferred Equity Account and such other subaccounts as the Plan Administrator deems appropriate to be established for each Participant who has Deferred Equity Awards. The Deferred Equity Account shall reflect the value of the Deferred Equity Awards payable to such Participant under the Plan, as adjusted for Dividend Equivalents, if applicable, as set forth herein. Each Deferred Equity Account shall be maintained for bookkeeping purposes only. (a) Dividend Equivalents shall be credited to the Deferred Equity Account when and to the extent that the grant agreement for Deferred Equity Awards provides for Dividend Equivalents and in the form (i.e., notional cash or notional shares) that the grant agreement provides. Dividend Equivalents may be credited to 1 or more subaccounts of the Deferred Equity Account. Any Dividend Equivalents shall be subject to the vesting provisions of the applicable Equity Award grant agreement. (b) Neither the Plan nor any of the Deferred Equity Accounts established under the Plan shall hold any actual funds or assets. A Participant’s Deferred Equity Account relating to Deferred Equity Awards shall be denominated in notional shares of the Company’s Common Stock. To the extent applicable, a Participant’s Deferred Equity Account relating to any Dividend Equivalents that may be credited with respect to the Participant’s Deferred Equity Awards in accordance with the terms of the applicable grant agreement shall be denominated in cash or notional shares of the Company’s Common Stock, as provided in the applicable grant agreement. (c) Any Dividend Equivalents that are credited to the Deferred Equity Account as notional cash may be credited with earnings as described in Sections 5.1 through 5.4 above after

11 the related Deferred Equity vests. No interest or earnings shall accrue with respect to Dividend Equivalents before the related Deferred Equity vests. No interest or earnings shall accrue at any time with respect to Dividend Equivalents that are credited to the Deferred Equity Account as notional shares. ARTICLE 6 DISTRIBUTION OF BENEFITS Section 6.1 Preserved BRP Accounts. An Employee Participant’s Preserved BRP Balance shall be distributed at the same time and in the same form as the Employee Participant’s benefits would have been distributed under the terms of the Benefit Restoration Plan, subject to any Subsequent Election made by the Participant with respect to the Preserved BRP Account Balance. Any distribution elections made under the Benefit Restoration Plan with respect to an Employee Participant’s Preserved BRP Balance shall apply unless a Subsequent Election is made. Section 6.2 Preserved Deferred Compensation Accounts. An Employee Participant’s Preserved Deferred Compensation Balance shall be distributed at the same time and in the same form as such amounts would have been distributed under the terms of the Plan as in effect prior to the Effective Restatement Date, subject to any Subsequent Election made by the Participant with respect to the Preserved Deferred Compensation Account Balance. Any distribution elections made with respect to an Employee Participant’s Preserved Deferred Compensation Balance shall apply unless a Subsequent Election is made. Section 6.3 Timing of Distribution Elections. (a) For each Plan Year commencing on or after the Restatement Effective Date, and not later than the appropriate date set forth in Section 3.2 or herein, Participants may make an election pursuant to the Election Form regarding the timing and form of distribution with respect to the amounts to be credited to the Participant’s Accounts for the next Plan Year. Unless the Plan Administrator determines otherwise, an election as to the timing and form of distribution for a Plan Year must apply to all amounts credited for the applicable Plan Year with respect to the Participant for all Accounts other than the Benefit Restoration Contribution Account. A Participant may select from the available distribution dates and forms designated by the Plan Administrator and set forth in the Election Form. The amounts credited to a Participant’s Benefit Restoration Contribution Account for the Plan Year shall be paid upon Separation from Service as described in Section 6.5 in the form (lump sum or installments as described in Section 6.4(a)) elected on the applicable Election Form. (b) A Participant who first becomes eligible to participate in the Plan, as determined by the Plan Administrator, and who meets the requirements of a newly eligible employee under Treas. Reg. Section 1.409A-2(a)(7), may file an Election Form with respect to the time and form of distribution of Participant deferrals, Benefit Restoration Contributions, Supplemental Company Contributions and Discretionary Company Contributions, as applicable, within 30 days after the date that the Participant first becomes eligible, consistent with Code Section 409A.

12 Section 6.4 Form of Distributions for Accounts other than the Preserved Deferred Compensation Account and Preserved BRP Account. (a) Unless the Plan Administrator determines otherwise, for all Accounts, a Participant may select as the form of distribution in the Election Form either: (1) annual installments payable over 3 to 15 years or (2) a single lump sum payment. (b) If a Participant does not elect the form of payment of any portion of the Participant’s Account (other than the Preserved Deferred Compensation Account and Preserved BRP Account), such portion shall be distributed in a lump sum. (c) If a Participant elects to receive the Participant’s Account in installments as described in this Section 6.4, the Participant shall continue to be credited with earnings or Dividend Equivalents in accordance with Article 5, as applicable, during the payment period. The amount of each installment shall be equal to the total dollar balance of the Participant’s Account divided by the number of installments remaining (including the installment then being calculated for payment) to be paid. (d) Vested Deferred Equity and, if applicable, Dividend Equivalents, credited as notional shares, shall be distributed in the form of shares of Company Common Stock issued under the Equity Compensation Plan and shall be subject to the terms of the Equity Compensation Plan. Any fractional shares of Company Common Stock shall be distributed to the Participant in cash. Section 6.5 Timing of Distributions for Accounts other than the Preserved Deferred Compensation Account and Preserved BRP Account. Unless the Plan Administrator determines otherwise, a Participant may select as the time of distribution in the Election Form either: (1) for all Accounts, a specified distribution date upon Separation from Service on or after attaining age 55, or (2) for the Accounts other than the Benefit Restoration Contribution Account, a Scheduled Distribution Date. The Plan Administrator may impose limits on the deferral period as the Plan Administrator deems appropriate. (a) A Participant may select a specified distribution date (or distribution commencement date) in the Election Form (the “Scheduled Distribution Date”) for the amounts to be credited to the Participant’s Accounts other than the Benefit Restoration Contribution Account for the applicable Plan Year. Any Scheduled Distribution Date must be in a year that is at least two full Plan Years following the end of the Plan Year to which the applicable Compensation, Company contributions or Deferred Equity Awards relate. In the event an Employee Participant incurs a Separation from Service prior to the Scheduled Distribution Date and prior to age 55, then the election governing the Scheduled Distribution Date shall not apply, and the Separation from Service distribution provisions set forth in Section 6.5(b) below shall control. (b) If a Participant has a Separation from Service before the Participant attains age 55, then notwithstanding the Participant’s election of a time and method of payment set forth in an Election Form payment, (i) for Employee Participants, such Participant’s Accounts (other than the Preserved Deferred Compensation Account and Preserved BRP Account) shall be paid in the form of a lump sum on February 1st (or the first business day thereafter) that next follows the

13 expiration of the six-month period commencing on the Participant’s Separation from Service, consistent with Code Section 409A and (ii) for Director Participants, such Participant’s Accounts (other than the Preserved Deferred Compensation Account) shall be paid in the form of a lump sum in the Plan Year in which the Director Participant ceases being a director of the Company and has a Separation from Service, consistent with Code Section 409A, (c) If a Participant has a Separation from Service on or after the Participant attains age 55, payment of such Participant’s Account shall be made or shall commence in the Plan Year irrevocably elected by the Participant in the Election Form (including on a Scheduled Distribution Date, if applicable), provided that, for an Employee Participant, in no event will any payment be made within the six-month period immediately following the Employee Participant’s Separation from Service, consistent with Code Section 409A. (d) If a Participant does not elect the time of payment of any portion of the Participant’s Account (other than the Preserved Deferred Compensation Account and Preserved BRP Account), such portion shall be paid as follows: (i) for Employee Participants, such portion shall be paid (or commence to be paid, as applicable) on February 1st (or the first business day thereafter) that next follows the expiration of the six-month period commencing on the Participant’s Separation from Service, consistent with Code Section 409A and (ii) for Director Participants, such portion shall be paid (or commence to be paid, as applicable) in the Plan Year in which the Director Participant ceases being a director of the Company and has a Separation from Service, consistent with Code Section 409A, Section 6.6 Payments in Case of Unforeseeable Emergency. (a) While it is the primary purpose of the Plan to provide funds for the years when Participants no longer render active service to the Company, it is recognized that in certain urgent circumstances it would be in the best interests of a Participant to accelerate part or all of the payments to be made to the Participant. Accordingly, the Plan Administrator, in its sole discretion, may, upon written request of a Participant (or Beneficiary, in case of death of a Participant) accelerate the payment of part of all of the Participant’s Account in an amount necessary to meet an Unforeseeable Emergency, subject to and in a manner consistent with Code Section 409A. The written request shall contain evidence which sets forth in reasonable detail the facts which constitute the severe financial hardship and the circumstances which occasioned such hardship. The Plan Administrator shall exercise its discretion in this regard in a uniform and nondiscriminatory manner. The amount of any such accelerated payment or payments shall not exceed the lesser of: (1) the amount necessary to take account of and ameliorate such Unforeseeable Emergency or (2) the entire undistributed Account of such Participant. (b) The remaining undistributed portion of such Participant’s Account, if any, shall be distributed according to the election made pursuant to Article 6 or according to the provisions of Article 7. This Section shall not be construed to allow distribution under the Plan of amounts greater than those the Participant would have otherwise received, if no payment under this Section had been made. Section 6.7 Required Delay. To the extent compliance with the requirements of Code Section 409A is necessary to avoid the application of an additional tax under Code Section 409A

14 to payments due to the Participant upon or following Separation from Service, then notwithstanding any other provision of the Plan (or any otherwise applicable plan, policy, agreement or arrangement), any such payments that are otherwise due shall be delayed for a period of six months following the Participant’s Separation from Service pursuant to Code Section 409A, and the accumulated postponed amounts shall be paid to the Participant in a lump sum payment within 60 days after the end of the six-month period. If the Participant dies during the postponement period prior to the payment of benefits, the amounts withheld on account of Code Section 409A shall be paid within 60 days after the date of the Participant’s death or by such other date as may be permitted under Code Section 409A. Prior to payment, the Participant’s Accounts shall continue to be credited with earnings or Dividend Equivalents, as applicable, in accordance with Article 5. Section 6.8 Subsequent Election. Participants may irrevocably elect to change the method and commencement date of payment of the Participant’s Accounts by making a Subsequent Election by completing a new Election Form. A Subsequent Election as to a Participant’s Account: (1) will not be effective as to any payment scheduled to be made within 12 months of the Subsequent Election; (2) other than a Subsequent Election made in connection with a Participant’s death, the first payment to which such Subsequent Election applies must be deferred by at least five years from the originally scheduled payment date under the prior Election Form; and (3) must be made not less than 12 months before the date on which the payment is scheduled to be made, with respect to a payment that is to be made at a specified time or pursuant to a specified schedule. The Plan Administrator may limit the form and commencement date under a Subsequent Election and the number of Subsequent Elections that can be made by a Participant. Unless the Plan Administrator determines otherwise: (a) No Subsequent Elections may be made with respect to the Benefit Restoration Accounts. (b) A Participant with a Preserved BRP Account may only make one Subsequent Election, which Subsequent Election shall be made during a period specified by the Plan Administrator. (c) A Participant may make only one Subsequent Election with respect to the Participant’s Deferred Compensation Accounts and Deferred Equity Accounts, and such Subsequent Election must apply to all amounts credited to the Participant’s Deferred Compensation Accounts and Deferred Equity Accounts for the applicable Plan Year. A Subsequent Election must be made in the format required by the Plan Administrator or its delegate. The Plan Administrator reserves the right to and discretion to reject and disallow a Subsequent Election for any reason and at any time. Section 6.9 Small Benefit Cash-Out. The Plan Administrator reserves the right to cash out a Participant’s Accounts that are of the same “type” under Treas. Reg. 1.409A-1(c)(2) if the aggregate value of such Accounts of the Participant, together with any other deferred amounts under agreements, methods, programs, or other arrangements treated with the Plan as the same “type” of account under Code Section 409A, is not greater than the applicable dollar amount under Code Section 402(g)(1)(B).

15 ARTICLE 7 BENEFITS UPON DEATH Section 7.1 Designation of Beneficiary. Each Participant shall have the right to designate, revoke and redesignate Beneficiaries hereunder, including the estate of the Participant, and to direct payment thereto of the amount of the unpaid portion of the Participant’s Accounts, such designation, revocation or redesignation to be made in the format required by the Plan Administrator or its delegate and to become effective upon submission to the Plan Administrator or its delegate. Section 7.2 Rights of Beneficiary. In the event of the death of a Participant, such Participant’s estate, if designated as Beneficiary, or other designated Beneficiaries if then living, shall be entitled, upon compliance with the reasonable requirements of the Company, to receive the unpaid portion of such Participant’s Accounts, in the manner set forth in the Beneficiary designation form, or if no such designation has been made in the Beneficiary designation form, in a single lump sum payment promptly following the death of the Participant (but in no event later than March 15 of the year following the year of the Participant’s death or such later date as may be allowed by Code Section 409A). Prior to payment, the Participant’s Accounts shall continue to be credited with earnings in accordance with Article 5. Section 7.3 Failure to Designate Beneficiary. If a deceased Participant shall have failed to designate any Beneficiary under Section 7.1, the unpaid portion of the Participant’s Accounts shall be paid to the Participant’s surviving spouse, if any, and otherwise to the Participant’s estate. ARTICLE 8 ADMINISTRATIVE PROVISIONS Section 8.1 Duties and Powers. The Plan Administrator shall conduct the general administration of the Plan in accordance with the Plan and shall retain all the necessary power and authority to carry out that function. Among such necessary powers and duties are the following: (a) To construe, interpret and administer the terms and provisions of the Plan; (b) To make allocations and determinations required by the Plan, including with respect to eligibility and the amounts and terms of Company contributions; (c) To compute and certify to the Company the amount and kind of benefits payable to Participants; (d) To authorize all disbursements by the Company pursuant to the Plan; (e) To determine the occurrence of, necessity for and amount of, any distribution made as a result of an Unforeseeable Emergency pursuant to Section 6.6; (f) To maintain all the necessary records for the administration of the Plan; (g) To prepare and submit such reports as shall be required by the Board of Directors from time to time;

16 (h) To make and publish such rules for the regulation of the Plan as are not inconsistent with the terms hereof; and (i) To establish a procedure for notifying, in writing, any Participant or Beneficiary whose claim for benefits under the Plan is denied, stating the specific reasons for such denial, and for providing any such Participant or Beneficiary a reasonable opportunity for a full and fair review by the Plan Administrator of such denial. Section 8.2 Effect of Company Action. All actions taken and all determinations made by the Plan Administrator or the Company in good faith shall be final and binding upon all Participants, the Company and any persons interested in the Plan or in any rights accrued thereunder. All Participants shall be deemed to have acknowledged and agreed, by participating in the Plan, that all determinations of the Plan Administrator shall be final and binding on all persons for all purposes. Section 8.3 Delegation of Routine Duties. The Plan Administrator may delegate the authority to perform ministerial duties in connection with the administration of the Plan. This authority may be delegated to any person designated by the Plan Administrator in writing. Such authority shall include that necessary to perform the recordkeeping and notification functions of the Plan Administrator; provided, however, that such authority shall not be construed to include the exercise of discretionary powers which are vested solely in the Plan Administrator. Section 8.4 Access to Account Information. Participants will have access to their account details through a system managed by a record-keeper retained by the Company. The record-keeper’s site will include Account balances, current investment selections and allocations, investment options, and other relevant information regarding the Plan as the Plan Administrator deems advisable to furnish. Section 8.5 Information. To enable the Plan Administrator to perform its functions, the Company shall supply full and timely information to the Plan Administrator on all matters relating to the compensation of all Participants, their employment, their retirement, death, or the cause for termination of employment, and such other pertinent facts as the Plan Administrator may require. Section 8.6 Employment of Outside Advisors. The Plan Administrator may consult with legal counsel (who may be counsel for the Company), accountants, consultants, physicians, or other persons and shall be fully protected with respect to any action taken or omitted by it in good faith pursuant to the advice of such advisors. Section 8.7 Administrative Costs. All costs and expenses incurred in the administration of the Plan shall be borne by the Company. ARTICLE 9 AMENDMENT AND TERMINATION Section 9.1 Amendment and Termination. The Company shall have the right to amend or terminate this Plan in whole or in part at any time or from time to time by action of the Board of Directors or the Compensation Committee, or, with respect to amendments that do not materially increase the cost of the Plan to the Company as determined by the Compensation

17 Committee, by action of the Benefits Committee; provided, however, that no action under this Section shall, without the consent of a Participant, reduce the amounts credited to the Participant’s Account as of the date of the amendment or termination. Without limiting the foregoing and for avoidance of doubt, the Board of Directors (1) may amend the Plan to limit the amount of any contributions that will made to the Plan prospectively and (2) may terminate the Plan and provide for immediate distributions of all benefits accrued hereunder, including in the event of a change in control of the Company, subject to the requirements of Code Section 409A. ARTICLE 10 CLAIMS PROCEDURES Section 10.1 Presentation of Claim. Any Participant or Beneficiary of a deceased Participant (such Participant or Beneficiary being referred to below as a “Claimant”) may deliver to the Plan Administrator a written claim for a determination with respect to the amounts distributable to such Claimant from the Plan. If such a claim relates to the contents of a notice received by the Claimant. The claim must be made within 60 days after such notice was received by the Claimant. All other claims must be made within 180 days of the date on which the event that caused the claim to arise occurred. The claim must state with particularity the determination desired by the Claimant. Section 10.2 Notification of Decision. (a) The Plan Administrator (or an appointee) shall consider a Claimant’s claim and shall notify the Claimant in writing within 90 days after the claim is filed whether the claim is approved or denied, unless the Plan Administrator determines that special circumstances beyond the control of the Plan require an extension of time, in which case the Plan Administrator may have up to an additional 90 days to process the claim. If the Plan Administrator determines that an extension of time for processing is required, the Plan Administrator shall furnish written or electronic notice of the extension to the Claimant before the end of the initial 90-day period. Any notice of extension shall describe the special circumstances necessitating the additional time and the date by which the Plan Administrator expects to render its decision. If the Plan Administrator approves the claim, the Claimant shall be notified that the claim has been allowed in full. If the Plan Administrator denies the claim, in whole or in part, it must provide to the Claimant, in writing or by electronic communication, a notice, set forth in a manner calculated to be understood by the Claimant, that includes: (i) the specific reason(s) for the denial of the claim, or any part of it; (ii) specific reference(s) to pertinent provisions of the Plan upon which such denial was based; (iii) a description of any additional material or information necessary for the Claimant to perfect the claim, and an explanation of why such material or information is necessary; (iv) an explanation of the claim review procedure set forth in Section 10.3 below. including the time limits and a statement of the Claimant’s right to bring a civil action under Section 502(a) of ERISA following a denial of the claim on review; and

18 (v) if an internal rule was relied on to make the decision, either a copy of the internal rule or a statement that this information is available at no charge upon request. Section 10.3 Review of a Denied Claim. Within 60 days after receiving a notice from the Plan Administrator that a claim has been denied, in whole or in part, a Claimant (or the Claimant’s duly authorized representative) may file with the Plan Administrator a written request for a review of the denial of the claim. Thereafter, but not later than 30 days after the review procedure began, the Claimant (or the Claimant’s duly authorized representative) may: (a) review pertinent documents, information and records; (b) submit written comments or other documents to the Plan Administrator; and/or (c) request a hearing, which the Plan Administrator, in its sole discretion, may grant. Section 10.4 Decision on Review. The Plan Administrator shall render its decision on review promptly, and not later than 60 days after receiving a written request for review of the denial, unless special circumstances require additional time, in which case the Plan Administrator’s decision must be rendered within 120 days after such date. A notice of such an extension must be provided to the Claimant within the initial 60-day period and must explain the special circumstances and provide an expected date of decision. The Plan Administrator shall take into account all comments, documents, records, and other information submitted by the Claimant relating to the claim regardless of whether the information was submitted or considered in the initial benefit determination. Such decision must be written in a manner calculated to be understood by the Claimant, and it must contain: (a) specific reasons for the decision; (b) specific reference(s) to the pertinent Plan provisions upon which the decision was based; (c) a statement that the Claimant may receive on request all relevant records at no charge; (d) a description of the Plan’s voluntary procedures and deadlines, if any; (e) a statement of the Claimant’s right to sue under Section 502(a) of ERISA; and (f) if an internal rule was relied on to make the decision, either a copy of the internal rule or a statement that this information is available at no charge upon request. Section 10.5 Legal Action. A Claimant’s compliance with the foregoing provisions of this Article 10 is a mandatory prerequisite to a Claimant’s right to commence any legal action with respect to any claim for benefits under this Plan. If a Claimant fails to follow these claims

19 procedures, or to timely file a request for appeal in accordance with this Article 10, the denial of the claim shall become final and binding on all persons for all purposes. ARTICLE 11 MISCELLANEOUS Section 11.1 Limitation on Participant’s Rights. Participation in this Plan shall not give any Participant the right to be retained in the Company’s employ, the right to exercise any of the rights or privileges of a shareholder with respect to any stock credited to the Participant, or any right or interest in this Plan other than as herein provided. The Company reserves the right to dismiss any Participant without any liability for any claim against the Company, except to the extent provided herein. This Plan shall create only a contractual obligation on the part of the Company and shall not be construed as creating a trust or any fiduciary relationship. The right of a Participant or Beneficiary to receive payments pursuant to the Plan shall be no greater than the right of other unsecured creditors of the Company. Section 11.2 Receipt or Release. Any payment to any Participant or Beneficiary in accordance with the provisions of this Plan shall, to the extent thereof, be in full satisfaction of all claims against the Plan Administrator and the Company as they relate to the benefits under this Plan, and the Plan Administrator may require such Participant or Beneficiary, as a condition precedent to such payment, to execute a receipt and release to such effect. Section 11.3 Successors and Assigns. This Plan shall inure to the benefit of, and be binding upon, the parties hereto and their successors and assigns; provided, however, that the amounts credited to the accounts of a Participant shall not be assignable, transferable or subject to be taken in execution by levy, attachment or garnishment, and any purported transfer, assignment, encumbrance or attachment shall be void. Section 11.4 Payment on Behalf of Participant or Beneficiary. In the event any amount becomes payable under the Plan to a Participant or Beneficiary who, in the sole judgment of the Plan Administrator, is considered by reason of physical or mental condition to be unable to give a valid receipt therefor, the Plan Administrator may direct that such payment be made to the legally appointed guardian or conservator of the person or estate of the Participant or the Beneficiary, to any person with whom the Participant or Beneficiary resides, or to any person who has custody of the Participant or Beneficiary, without any duty to supervise or inquire into the application of any funds so paid. Any payment made pursuant to such determination shall constitute a full release and discharge of the Plan Administrator, the Company and its employees. Section 11.5 Forfeiture. Except as otherwise provided by Article 7, any payment or distribution to a Participant under the Plan which is not claimed by the Participant, Beneficiary, or other person entitled thereto within three years after becoming payable shall be forfeited and canceled and shall remain with the Company and no other person shall have any right thereto or interest therein. Neither the Plan Administrator nor the Company shall have any duty to give notice that amounts are payable under the Plan to any person other than the Participant. Section 11.6 Withholding. The Company shall deduct from the amount of all distributions under the Plan any Federal, state, local or other taxes it determines are required to be

20 withheld. Unless otherwise determined by the Plan Administrator, in accordance with rules and procedures established by the Plan Administrator, shares of the Company’s Common Stock may be withheld to satisfy tax withholding obligations with respect to any distributions of Common Stock from an Account, subject to the terms of the Equity Compensation Plan and the applicable Equity Award grant agreement. If the whole or any part of the amounts credited to a Participant shall become liable for the payment of any estate, inheritance, income or other tax which the Company shall be required to pay, the Company shall have full power and authority to pay such tax out of any moneys or other property in its hands for the account of the person whose interests hereunder are so liable. Prior to making any payment, the Company may require such releases or other documents from any lawful taxing authority as it shall deem necessary. Section 11.7 Participant’s Obligations to Company. Notwithstanding any other provision of the Plan, in the event a Participant defaults upon any debt, obligation, or other liability owed to the Company, irrespective of the basis therefor, such Participant’s Accounts shall be subject to offset by the Company in full or in part as required for the payment of any such debt, obligation or liability to the Company; provided, however, that such offset shall not occur until the Participant or Beneficiary shall become entitled to receive payments pursuant to Article 6 or Article 7. Section 11.8 Recoupment. All amounts payable under the Plan are subject to the terms of any applicable clawback policies approved by the Board of Directors, as in effect from time to time, whether approved before or after the Restatement Effective Date and, to the extent permitted by applicable law, all amounts payable under the Plan are subject to offset in the event that a Participant has an outstanding clawback, recoupment or forfeiture obligation to the Company under the terms of any applicable clawback policy. In the event of a clawback, recoupment or forfeiture event under an applicable clawback policy, the amount required to be clawed back, recouped or forfeited pursuant to such policy shall be deemed not to have been earned under the terms of the Plan, and the Company shall be entitled to recover from the Participant the amount specified under the policy to be clawed back, recouped or forfeited. Section 11.9 Changes in Capitalization. A Participant’s Deferred Equity Account denominated in shares of the Company’s Common Stock shall be appropriately adjusted in accordance with the Equity Compensation Plan to reflect changes in capitalization of the Company’s Common Stock as described in the Equity Plan. Section 11.10 Code Section 409A Compliance. This Plan is intended to comply with the requirements of Code Section 409A and regulations thereunder. Any provision of this document that is contrary to the requirements of Code Section 409A and the regulations thereunder shall be null, void, and of no effect and the Plan Administrator shall interpret the document consistent with the requirements of Code Section 409A, which shall govern the administration of the Plan in the event of a conflict between Plan terms and the requirements of Code Section 409A and the regulations thereunder. The right to instalment payments under the Plan shall be treated as a single form of payment for purposes of Code Section 409A. In no event may a Participant, directly or indirectly, designate the calendar year of a payment except in accordance with Code Section 409A. All payments to specified employees under Code Section 409A shall be subject to the six-month delay under Code Section 409A, to the extent applicable, as described in Section 6.7. Notwithstanding the foregoing, the Company makes no representation that the Plan complies with

21 Code Section 409A and shall have no liability to any Participant for any failure to comply with Code Section 409A. Section 11.11 Nonalienation. Except as hereinafter provided with respect to family disputes, the rights of any Participant under the Plan may not be assigned, transferred, sold, pledged, or otherwise disposed of, and any attempt to do so shall be null and void. No Accounts shall be subject to a domestic relations court order, unless required by applicable law. As a condition of participation, a Participant agrees to hold the Plan Administrator and the Company harmless from any claim that may arise out of the Company’s observance of the terms of any such domestic relations order. Section 11.12 Unfunded Status. The Plan is intended to be maintained at all times as an unfunded program for federal income tax purposes. The sole interest of each Participant or Beneficiary under the Plan is to receive the benefits provided under the Plan as and when they become due and payable in accordance with the terms of the Plan. The Company need not maintain any separate fund or account to provide any benefits provided under the Plan. Participants and persons claiming under or through Participants will have no right, title, or interest in or to any of the assets of the Company and will have only general unsecured creditor status with respect to benefits under the Plan. Section 11.13 Delaware Law Governs. This Plan shall be construed, administered and governed in all respects under and by the laws of the State of Delaware. If any provisions of this instrument shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective. *** [Signature Page Follows]

22 IN WITNESS WHEREOF, this Plan has been adopted this ___ day of ___________, 2023. CENCORA, INC. By: Name: Title: